                                                                    Exhibit 7(d)
--------------------------------------------------------------------------------

                         SECURITIES PURCHASE AGREEMENT

                                     among


                       THE ALLEN E. PAULSON LIVING TRUST


                                      and

                           PINE RIDGE FINANCIAL INC.



                          Dated as of August 31, 2001



--------------------------------------------------------------------------------

     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of August 31,
                                          ---------
2001, between The Allen E. Paulson Living Trust, a California trust (the "Seller"), and Pine Ridge Financial Inc. an international business company duly
 ------
organized and existing in accordance with the laws of the British Virgin Islands (the "Purchaser").
      --------

     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller the shares of common stock (the "Common Stock") of
                                                           ------------
CardioDynamics International Corporation, a California corporation (the "Company"), no par value per share, as set forth herein; and
 -------

     WHEREAS, with regard to the shares of Common Stock to be sold by the Seller to the Purchaser hereunder, the Purchaser and the Company are entering into a Registration Rights Agreement, dated as of the date of this Agreement, in the form of Exhibit A (the "Registration Rights Agreement").
        ---------       -----------------------------

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties to the Agreement do hereby agree as follows:

                                   ARTICLE I
                                 PURCHASE SALE

     I.1  Closing and Settlement Date.
          ---------------------------

          Subject to the terms and conditions set forth in this Agreement, the Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller an aggregate of 500,000 shares of Common Stock ("Shares") for an
                                                        ------
aggregate purchase price of $2,700,000 (the "Purchase Price").  The closing (the
                                             --------------
"Closing") of the transactions contemplated herein shall occur at the offices of
 -------
Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290
                                                  ------------------
Avenue of the Americas, New York, New York 10104, on the execution date of this Agreement with payment and delivery of the Shares to occur on the Settlement Date (as defined below). The date of the Closing is hereinafter referred to as the "Closing Date."
     ------------

     I.2  The Closing Date.   As a condition precedent to each of the parties'
          ----------------
obligations hereunder, on the Closing Date, the Company and the parties shall deliver or shall cause to be delivered the following:

          (A) the Company shall deliver to the Purchaser (i) a Registration Rights Agreement, in the form of Exhibit A, executed by the Company and dated as
                                 ---------
of the date hereof, between the Company and the Purchaser and (ii) the Transfer Agent Instructions, in the form of Exhibit B, executed by the Company and
                                   ---------
delivered to and acknowledged by the Company's transfer agent (the "Transfer
                                                                    --------
Agent Instructions");
------------------

          (B) the Seller shall deliver to the Purchaser (i) this Agreement, executed by the Seller, (ii) the legal opinion of Gibson, Dunn & Crutcher LLP, outside counsel to the Seller, substantially in the form of Exhibit C and (iii)
                                                            ---------
the escrow agreement ("Escrow Agreement"), dated as of the date hereof among the
                       ----------------
Seller, the Purchaser, California Bank & Trust and Clark & Trevithick (the "Escrow Agent") executed by the Seller;
-------------

          (C) the Purchaser shall deliver (i) to the Seller, this Agreement executed by the Purchaser, (ii) to the Company, a Registration Rights Agreement, executed by the Purchaser, (iii) to the Escrow Agent, the Purchase Price, in United States dollars in immediately available funds by wire transfer, provided
                                                                       --------
that, such funds shall only be disbursed in accordance with the terms of the
-----
Escrow Agreement; and (iv) to the Seller, California Bank & Trust and the Escrow Agent, the Escrow Agreement executed by the Purchaser;

          (D) each of California Bank & Trust, the Company and the Escrow Agent shall deliver to Purchaser and Seller, the Escrow Agreement executed by such party; and

          (E) the Company shall deliver to the Purchaser the Registration Rights Agreement executed by the Company.

     I.3  The Settlement Date.  On or prior to the eighth Business Day following
          -------------------
the delivery of the Purchase Price to the Escrow Agent (the "Settlement Date")
                                                             ---------------
(A) the Seller shall deliver to the Purchaser, a stock certificate, registered in the name of the Purchaser, representing the Shares and (B) in accordance with the terms of the Escrow Agreement, the Escrow Agent shall disburse, the Purchase Price in United States dollars in immediately available funds by wire transfer.

     I.4  Certain Defined Terms.
          ---------------------

     "Affiliate" means, with respect to any Person, any other Person that
      ---------
directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with
                                                    -------
respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings
                  ----------    -----------       ----------
correlative to the foregoing.

     "Business Day" shall mean any day except Saturday, Sunday and any day which
      ------------
shall be a legal holiday or a day on which banking institutions in New York City or California are authorized or required by law or other governmental action to close.

     "Commission" means the United States Securities and Exchange Commission.
      ----------

     "Nasdaq" means the Nasdaq National Market.
      ------

     "Person" means an individual or corporation, partnership, trust,
      ------
incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

     "Registration Statement" shall mean the registration statement required to
      ----------------------
be filed by the Company pursuant to the Registration Rights Agreement, including the prospectus and any amendments and supplements to such registration statement or prospectus, including pre- and post- effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Subsequent Market" shall mean any of the New York Stock Exchange, American
      -----------------
Stock Exchange, Inc. or Nasdaq Small Cap Market.

     "Trading Day" means (a) day on which the shares of Common Stock are traded
      -----------
on the Nasdaq or on a Subsequent Market, or (b) if the shares of Common Stock are not listed on the Nasdaq or a Subsequent Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock
                   --------
are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.

     I.5  Representations and Warranties of the Purchaser.  The Purchaser
          -----------------------------------------------
represents and warrants to the Seller as follows:

          (a)  Organization; Authority.  The Purchaser is an entity duly
               -----------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement and the Escrow Agreement and otherwise to carry out its obligations thereunder. The purchase by the Purchaser of Shares hereunder has been duly authorized by all necessary action on the part of it. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

          (b)  Investment Intent.  The Purchaser is acquiring the Shares as
               -----------------
principal for its own account, for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement, the Registration Rights Agreement and the Escrow Agreement at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable Federal and state securities laws. Subject to compliance with Federal and state securities laws, nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Shares for any period of time. The

Purchaser is acquiring the Shares hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Shares.

          (c)  Purchaser Status.  At the time the Purchaser was offered the
               ----------------
Shares, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser was not formed for the purpose of acquiring the Shares.

          (d)  Experience of the  Purchaser.  The Purchaser, either alone or
               ----------------------------
together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

          (e)  Ability of such Purchaser to Bear Risk of Investment.  The
               ----------------------------------------------------
Purchaser is able to bear the economic risk of its investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

          (f)  Access to Information.  The Purchaser acknowledges that it has
               ---------------------
reviewed all necessary information concerning the Seller and has been afforded
(i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Seller concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; and (ii) the opportunity to obtain such additional information which the Seller possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

          (g)  General Solicitation.  The Purchaser is not purchasing the Shares
               --------------------
as a result of or subsequent to any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (h)  Reliance.  The Purchaser understands and acknowledges that (i)
               --------
Shares are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Seller will rely upon, the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to and acknowledges such reliance.

          The Seller acknowledges and agrees that other than the representations and warranties contained herein, the Purchaser does not make or has not made any representations or warranties to the Seller with respect to the transactions contemplated hereby.

     I.6  Representations and Warranties of the Seller.  The Seller hereby
          --------------------------------------------
represents and warrants to the Purchaser as follows:

          (a)  Authorization; Enforcement.  The Seller has the requisite
               --------------------------
corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement and the Escrow Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement and the Escrow Agreement by the Seller and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Seller and no further action is required by the Seller. This Agreement and the Escrow Agreement have been duly executed by the Seller and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms. The Seller is not in violation of any of the provisions of its organizational or charter documents as a result of the transaction contemplated in this Agreement and the Escrow Agreement.

          (b)  No liens on Sellers Shares.  As of the Settlement Date, the
               --------------------------
Seller will be the sole beneficial owner of the Shares and the Shares delivered to the Purchaser on such date will not be subject to any liens, pledges, encumbrances, security interests, or other restrictions.

          (c)  No Conflicts.  The execution, delivery and performance of this
               ------------
Agreement and the Escrow Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Seller's organizational or charter documents (each as amended through the date hereof), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement or other instrument or other understanding to which the Seller is a party or by which any property or asset of the Seller is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Seller is subject (including federal and state securities laws and regulations), or by which any property or asset of the Seller is bound or affected, except to the extent that any such violation would not have a material adverse effect on the Seller.

          (d)  Consents and Approvals. The Seller is not required to obtain
               ----------------------
any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Seller of this Agreement and the Escrow Agreement, other than reports of beneficial ownership to applicable governmental authorities, which the Seller agrees to promptly make.

          (e)  Private Offering.  Assuming the accuracy of the representations
               ----------------
and warranties of the Purchaser set forth in Section 1.5, the offer and sale of the Shares to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Seller nor any Person acting on its behalf has taken or is, to the knowledge of the Seller, contemplating taking any action which could subject the offering or sale of the Shares to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Shares by means of any form of general solicitation or advertising.

          (f)  Certain Fees.  Except for certain fees payable by the Seller as
               ------------
set forth in Schedule A hereto, no fees or commissions will be payable by the
             ----------
Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement or the Escrow Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement or the Escrow Agreement as a result of any action taken by the Seller. The Seller shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

          (g)  Solicitation Materials. Neither the Seller nor any Person
               ----------------------
acting on the Seller's behalf has solicited any offer to buy or sell the Shares by means of any form of general solicitation or advertising.

          (h)  Disclosure.  The Seller confirms that neither it nor any other
               ----------
Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material non-public information. The Seller understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions with respect to the Shares.

                                  ARTICLE II
                        OTHER AGREEMENTS OF THE PARTIES

     II.1  Transfer Restrictions; Legend.
           -----------------------------

           (a) The Purchaser acknowledges that Shares may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable Federal and state securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such
transferred Shares under the Securities Act.   Any such transferee shall agree
in writing to be bound by the terms of this Agreement and shall have the rights of a "Purchaser" under this Agreement, the Registration Rights Agreement and the Escrow Agreement.

          (b) The Purchaser acknowledges that until the Shares are registered pursuant to an effective registration statement or may otherwise be disposed of pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, the following or similar legend shall appear on the stock certificates representing the Shares:

           THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

     II.2  Indemnification.
           ---------------

           (a) The Seller agrees to indemnify and hold harmless the Purchaser, its shareholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and expenses) which may be suffered or incurred by any of them as a result of a breach of any representation, warranty or covenant made by the Seller in this Agreement or the Escrow Agreement.

           (b) The Purchaser, agrees to indemnify the Seller and its shareholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and other expenses) ("Purchaser Losses") which may be suffered or
                                   ----------------
incurred by it as a result of any breach of any representation, warranty, or covenant made by the Purchaser in this Agreement or the Escrow Agreement.

           (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party" shall
                                                   -----------------
promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing of the occurrence of the facts and
-------------------
circumstances giving rise to such claim. The failure of any person to deliver the notice required by this Section 2.2 shall not in any way affect the indemnifying party's indemnification obligation hereunder except and only to the extent that the indemnifying party is actually prejudiced thereby. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel or pay its own expenses. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceedings (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent may not be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment and the indemnifying party shall obtain a full release of the indemnified party.

     II.3  Material Inducement.  The Seller agrees and acknowledges that the
           -------------------
Company's commitment and obligation to file a Registration Statement with respect to the Shares to be sold under this Agreement is a material inducement to the Purchasers' execution of this Agreement. In the event that the Registration Rights Agreement is not declared effective by the Commission prior to the 90/th/ day after the Closing Date, the Purchaser shall have the right, exercisable in writing by the Purchaser within the succeeding 10 Business Days following the 90/th/ day after the Closing Date to require the Seller to repurchase the Shares acquired by the Purchaser pursuant to this Agreement at the per share purchase price equal to the price per share paid by the Purchaser for such Shares as set forth in Section 1.1. The closing for the purchase and sale of the Shares shall occur at the office of the Purchaser no later than 10 Business Days following the giving of the notice by the Purchaser to the Seller.


                                  ARTICLE III
                                 MISCELLANEOUS

     III.1  Fees and Expenses. Each party hereto shall pay the fees and
            -----------------
expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

     III.2  Entire Agreement; Amendments. This Agreement and the Escrow
            ----------------------------
Agreement, together with any Exhibits or Schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     III.3  Notices.  Any and all notices or other communications or
            -------
deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

     If to the Seller:      The Allen E. Paulson Living Trust
                            Paulson Enterprises
                            P.O. Box 9660
                            Rancho Santa Fe, CA 92067
                            Facsimile No.: 858-756-3194
                            Attn: J. Michael Paulson
                                  and Edward White

     With a copy to:        Gibson, Dunn & Crutcher LLP
                            2029 Century Park East
                            Los Angeles, CA  90067-3026
                            Facsimile No.:  310-551-8741
                            Telephone No.: 310-552-8500
                            Attn: Shari Leinwand, Esq.

     If to the Purchaser:   To the address set forth under the
                            Purchaser's name on the signature
                            pages hereto

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     III.4  Amendments; Waivers.  No provision of this Agreement may be waived
            -------------------
or amended except in a written instrument signed, in the case of an amendment, by the parties or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     III.5  Headings.  The headings herein are for convenience only, do not
            --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     III.6  Successors and Assigns.  This Agreement shall be binding upon and
            ----------------------
inure to the benefit of the parties and their successors and permitted assigns. Neither the Seller nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser or the Seller, respectively. This provision shall not limit the Purchaser's right to transfer the Shares in accordance with Section 2.1(a).

     III.7   No Third-Party Beneficiaries.  This Agreement is intended for the
             ----------------------------
benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     III.8   Governing Law.  All questions concerning the construction,
             -------------
validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New
                                                                           ---
York Courts").  Each party hereto hereby irrevocably submits to the jurisdiction
-----------
of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or that such New York Courts are inconvenient or will be an improper forum for such proceeding. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     III.9   Survival.  The representations, warranties, agreements and
             --------
covenants contained herein shall survive the Closing Date until the earlier to occur of (i) two years after the Closing Date or (ii) the date on which all the Shares shall have been resold in accordance with Section 2.1.

     III.10  Execution.  This Agreement may be executed in two or more
             ---------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     III.11  Severability.   In the event that any court of competent
             ------------
jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement is unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall be the interpreted as if such provision were so excluded and shall nevertheless remain in full force and effect. With regard to any provision, or portion thereof deemed wholly unenforceable, the parties shall attempt to agree upon a valid and enforceable provision or portion thereof, which shall be a reasonable substitute therefor, and upon such agreement, shall incorporate such substitute provision or portion thereof in this Agreement.

     III.12  Remedies.  In addition to being entitled to exercise all rights
             --------
provided herein or granted by law, including recovery of damages, each of the parties will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.


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                                     -12-

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                              THE ALLEN E. PAULSON LIVING TRUST

                              By: /s/ John Michael Paulson
                                  -----------------------------
                              Name:  John Michael Paulson
                              Title: Co-Trustee


                              By: /s/ Edward White
                                  -----------------------------
                              Name:  Edward White
                              Title: Co-Trustee


                              PINE RIDGE FINANCIAL INC.


                              By:_____________________________________
                              Name:
                              Title:


                      Address for Notice:

                      Pine Ridge Financial Inc.
                      c/o Cavallo Capital Corp.
                      660 Madison Avenue, 18th Floor
                      New York, NY 10021
                      Tel.: (212) 651-9000
                      Fax:  (212) 651-9010
                      Attn: Avi Vigder
                            and Elder Gel

     With a copy to:  Robinson Silverman Pearce Aronsohn & Berman LLP
                      1290 Avenue of the Americas
                      New York, NY  10104
                      Facsimile No.:  (212) 541-4630 and (212) 541-1432
                      Attn: Kenneth L. Henderson, Esq. and Eric L. Cohen, Esq.